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                                                                      EXHIBIT 23



                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the inclusion in this Form 8-K/A No. 1 dated November 6, 1998 and the incorporation by reference into the Registrant's six previously filed Registration Statements on Form S-3 (File Nos. 33-95190, 333-03999, 333-21887, 333-57355, 333-43641 and 333-53835) and the Registrant's four previously filed Registration Statements on Form S-8 (File No.'s 33-95188, 333-36699, 333-45317 and 333-45317) of our report dated December 31, 1998 on our audit of the combined historical statement of revenues and certain expenses of 1998 Acquisition II Properties for the year ended December 31, 1997.









                                              PRICEWATERHOUSECOOPERS LLP


Chicago, Illinois
January 11, 1999





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